Exhibit 10.1
AMENDMENT NO. 4 TO THE DECEMBER 10, 2004
MOA TO PROVIDE FOR THE
CONTINUED DIRECT PAYMENT OF
USEC ALLOWABLE COSTS

     This Amendment No. 4 to the December 10, 2004 Memorandum of Agreement between the United States Department of Energy (“DOE”) and USEC Inc, a Delaware Corporation headquartered at 6903 Rockledge Drive, Bethesda, MD. 20817 is entered into this 18th day of September, 2006 (the “Amendment No. 4 Effective Date”). USEC, Inc. and its wholly owned subsidiary, United States Enrichment Corporation, are herein referred to as, “USEC.” DOE and USEC are sometimes referred to herein as “Parties.”
     WHEREAS, on December 10, 2004, the Parties entered into a Memorandum of Agreement for the Continued Operation of the Portsmouth S&T Facilities for the Processing of Affected Inventory in Fiscal Year 2005 and Thereafter (the “MOA”); and
     WHEREAS, on May 16, 2005, the Parties entered into Amendment No. 1 to the MOA; and
     WHEREAS, on February 9, 2006, the Parties entered into Amendment No. 2 to the MOA; and
     WHEREAS, acting pursuant to Amendment No. 2 to the MOA, DOE transferred 200 MTU of Feed Material (“Supplemental Barter Material”) to USEC; and
     WHEREAS, acting pursuant to Amendment No. 2 to the MOA, USEC sold such Supplemental Barter Material and received in return sales proceeds in the amount of $22.42 million; and
     WHEREAS, such sales proceeds were used to compensate USEC for Allowable Costs incurred in performing work under the MOA as amended; and
     WHEREAS, on June 23, 2006 the Parties entered into Amendment No. 3 to the MOA and that amendment provided for the direct payment of USEC Allowable Costs during the “Direct Compensation Period” (as that term was defined in Amendment No. 3); and
     WHEREAS, paragraph 2 of Amendment No. 3 provides, “USEC shall not incur more than $11,918,671 in Allowable Costs during the Direct Compensation Period”; and
     WHEREAS, USEC anticipates that by on or about September 30, 2006, USEC Allowable Costs during the Direct Compensation Period will reach $11,918,671; and
     WHEREAS, the Parties wish to continue work under the MOA beyond September 30, 2006;

     NOW, THEREFORE, the Parties hereby agree that:
     1. USEC may incur up to $24,150,217 in Allowable Costs during the Direct Compensation Period.
     2. Except as expressly set forth above, all provisions contained in the MOA, as amended by Amendments 1, 2 and 3 are applicable to this Amendment No. 4. In the event there is a conflict between this Amendment No. 4 and the MOA, as amended, this Amendment No. 4 shall be controlling.
     IN WITNESS WHEREOF, The Parties, through their duly authorized representatives, have signed this Amendment in two originals as of the Amendment No. 4 Effective Date listed above.

UNITED STATES DEPARTMENT OF ENERGY	USEC INC.

By:	By:

William E. Murphie	Philip G. Sewell

Title: Manager, PPPO	Title: Senior Vice President

Date: September 18, 2006	Date: September 18, 2006

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